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                                                                    Exhibit 99.1

             Forward-Looking Statement Risk and Uncertainty Factors

                                  December 2001

     From time to time, Key Technology, Inc. ("Key" or the "Company"), through its management, may make forward-looking public statements with respect to the Company regarding, among other things, expected future revenues or earnings, projections, plans, future performance, product development and commercialization, and other estimates relating to the Company's future operations. Forward-looking statements may be included in reports filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in press releases or in oral statements made with the approval of an authorized executive officer of Key. The words or phrases "will likely result," "are expected to," "intends," "is anticipated," "estimates," "believes," "projects" or similar expressions are intended to identify "forward-looking statements" within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended, as enacted by the Private Securities Litigation Reform Act of 1995.

     Forward-looking statements are subject to a number of risks and uncertainties. The Company cautions you not to place undue reliance on its forward-looking statements, which speak only as to the date on which they are made. Key's actual results may differ materially from those described in the forward-looking statements as a result of various factors, including those listed below. The Company disclaims any obligation subsequently to revise or update forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

     Pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, Key hereby files the following cautionary statements identifying certain factors that could cause its actual results to differ materially from those described in its forward-looking statements.

The Company may be required to redeem for cash all or a portion of its outstanding preferred stock in July 2002 and redeem certain warrants at any time, and the Company may not be able to meet such equity redemption obligations.

     In connection with the acquisition of AMVC, the Company issued Series B Convertible Preferred Stock and warrants that carry redemption privileges at the option of the holders. If all holders were to redeem their preferred stock and warrants at the earliest possible time, the cash requirements would be $805,000 presently and an additional $11.4 million in July 2002. The Company's ability to make cash payments with respect to such equity redemption obligations and to satisfy or refinance its other debt obligations will in part depend upon its future operating performance. The Company believes, based on current circumstances, that its cash flow from operations, together with anticipated available borrowings under its new revolving credit facility, will not be sufficient to permit it to pay in full its potential equity redemption obligations in July 2002. As a result, the Company will be required to pursue alternatives that may include reducing or delaying capital expenditures, selling assets, restructuring or refinancing present debt, restructuring the terms of the preferred stock, or seeking additional subordinated debt or equity capital. While the Company anticipates operating results sufficient to support the availability of these or other alternatives, there can be no assurance that any of these alternatives can be effected on satisfactory terms, if at all. There is no assurance that the Company will be able to obtain additional or alternative financing or that such financing, if available, will be on terms favorable to the Company.

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The Company's substantial debt may adversely affect its operations and future growth.

     The Company has significant debt, aggregating approximately $20.3 million, and substantial potential preferred stock and warrant redemption obligations, aggregating approximately $14.2 million, at September 30, 2001. With the subsequent sale of Ventek on November 30, 2001, and its tender for cancellation of Veneer Technology's holdings of Key Technology Series B convertible preferred stock, the potential redemption obligations are approximately $12.2 million. These substantial debt and potential equity redemption obligations will have a number of important consequences for the Company's operations and investors, including the following:

               - The Company may not have sufficient funds to pay its potential equity redemption obligations and interest on, and principal of, its debt.

               - The Company will be required to dedicate a substantial portion of any cash flow from operations to the payment of its equity redemption obligations and interest on and principal of its debt, which will reduce funds available for other purposes.

               - The Company may not be able to obtain additional financing for currently unanticipated capital requirements, capital expenditures, working capital and other corporate purposes.

               - The Company may not be able to obtain additional financing in the future for acquisitions.

               - The Company's ability to react to changes in the industry and economic conditions may be limited, making the Company more vulnerable to a downturn in its business or the economy generally.

               - On the portion of its borrowings that are at a variable rate of interest, the Company will be more vulnerable to increases in interest rates.

The Company may not be able to obtain additional financing in the future.

     Although the Company's new revolving credit facility does not prohibit drawdowns for purposes of meeting redemption obligations arising in connection with its Series B Convertible Preferred Stock and warrants, the Company will not be able to use the line for such purposes unless it is in compliance with certain financial covenants under the new facility. There can be no assurance the Company will be in compliance with such covenants in the future. The new facility is secured by substantially all the Company's assets, thus limiting the Company's alternatives in securing additional financing. Although the Company is actively seeking additional financing, there can be no assurance that the Company will be able to obtain additional or alternative financing or that, if available, such financing will be on terms favorable to the Company.

Adverse economic conditions in the food processing industry may also adversely affect the Company's business.

     The markets the Company serves, particularly the food processing industry, are experiencing difficult economic conditions. These conditions include single-digit growth rates; a consolidation of food processing companies; softness in the vegetable industry caused by processed inventories carried over from the previous season; lower prices for the Company's customers' products; and higher energy costs for certain of the Company's customers. These conditions have contributed to reduced investment by the

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Company's customers for new equipment and reduced maintenance expenditures for parts and service. A further deterioration in these conditions in the food processing industry could have an adverse effect Company's sales and results of operations.

Performance and Needs of Industries Served by the Company and the Financial Capacity of Customers in these Industries to Purchase Capital Equipment.

     A substantial portion of the Company's historical sales has been in the potato and vegetable processing markets. The Company also expects to expand its selling and marketing activities into other domestic and international markets, such as tobacco. Reductions in capital equipment expenditures by processors in such markets due to commodity surpluses, product price fluctuations, changing consumer preferences, fluctuations in foreign currency exchange rates, higher interest rates or other factors could have an adverse effect on the Company's results of operations.

Ability to Achieve Revenue Growth Objectives of Acquisitions.

     The Company has assumed significant new debt and issued additional securities in connection with its acquisitions during fiscal 2000. The anticipated return on this investment is dependent upon maintaining and growing the total revenues of the combined organization at or above the rates experienced by the separate companies prior to acquisition. A significant shortfall in this anticipated return on investment will have a material adverse effect on the Company's results of operations. Although the Company has begun to experience revenue growth in fiscal 2001, market, economic or other factors may adversely intervene. There can be no assurance that the Company will achieve its revenue growth objectives.

Ability of New Products to Compete Successfully in Either Existing or New
Markets.

     The future success and growth of the Company is dependent upon continuing sales in certain food processing markets and other markets, particularly the french fry and vegetable processing markets, as well as successful penetration of new products into other existing and potential markets. The Company also intends to expand the marketing of its current and new products into new markets, including international markets. There can be no assurance the Company can successfully penetrate these potential markets or expand into international markets with its current or new products.

Competitive Factors.

     The markets for the Company's products are highly competitive. Some of the Company's competitors may have substantially greater financial, technical, marketing and other resources than the Company. Important competitive factors in the Company's markets include price, performance, reliability, customer support and service. Although the Company believes that it currently competes effectively with respect to these factors, there can be no assurance that the Company will be able to continue to compete effectively in the future.

Risks Involved in Expanding International Operations and Sales.

     During the fiscal years 2001, 2000, and 1999, export and international sales accounted for 49%, 41%, and 46%, respectively, of the Company's net sales in each such year. The Company expects to continue to expand its selling, marketing and other operational activities in international markets. The Company's current and future international operations are, and will be, subject to risks involved in international operations and sales, such as currency fluctuations, export controls and other government regulations. In

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addition, the laws of certain other countries may not protect the Company's intellectual property rights to the same extent as do the laws of the United States.

Achievement of Product Performance Specifications and any Related Effect on Product Upgrade or Warranty Expenses.

     The Company provides a ninety-day to two-year warranty on its products. In addition, for certain standard or custom-designed systems, the Company contracts to meet certain performance specifications for a specific application or set of applications. In the past, the Company has incurred higher warranty expenses related to new products than it typically incurs with established products. There can be no assurance that the Company will not incur substantial warranty expenses in the future with respect to new products, as well as established products, or with respect to its obligations to meet, or provide product upgrades to meet, performance specifications, which may have an adverse effect on its results of operations and customer relations.

Potential for Adverse Fluctuations in Foreign Currency Exchange Rates.

     The terms of sales to international customers, except European customers, of products manufactured by the Company's domestic operations have typically been denominated in U.S. dollars, although exceptions do occur on an individual case basis. The Company expects that its standard terms of sales to international customers, other than those in Europe, will continue substantially in their present form. However the Company does expect to continue to price its products sold to European customers in euros. For sales transactions between international customers and the Company's domestic operations which are denominated in currencies other than U.S. dollars, the Company assesses its currency exchange risk and may enter into limited currency hedging transactions to minimize the impact of foreign currency fluctuations. However, there is no assurance that foreign currency fluctuations will not have an adverse effect on the Company's results of operations.

Effect of Product or Market Development Activities.

     The Company's future operating results will depend upon its ability to improve and market existing products and to develop and successfully market new products and services. There is no assurance that the Company will be able to enhance its existing products or to develop new products or services in response to customer requirements or product introductions by competitors, which could have an adverse effect on the Company's results of operations.

Availability and Future Costs of Materials and Other Operating Expenses.

     Certain of the components, subassemblies and materials for the Company's products are obtained from single sources or a limited group of suppliers. Although the Company seeks to reduce dependence on sole or limited source suppliers, the partial or complete loss of certain of these sources could have an adverse effect on the Company's results of operations and customer relationships. In addition, certain basic materials, such as stainless steel, are used extensively in the Company's product fabrication processes. Such basic materials may also be subject to worldwide shortages or price fluctuations related to the supply of or demand for raw materials, such as nickel, which are used in their production by the Company's suppliers. A significant increase in the price or decrease in the availability of one or more of these components, subassemblies or basic materials could also adversely effect the Company's results of operations.

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Uncertainties Relating to Patents and Proprietary Information.

     The Company's competitive position may be affected by its ability to protect its proprietary technology. The Company has obtained certain patents and has filed a number of patent applications. Key also anticipates filing applications for protection of its future products and technology. There can be no assurance that any such patents will provide meaningful protection for Key's product innovations. There also can be no assurance that the Company will obtain any patent for which it applies, that existing patents to which Key has rights will not be challenged, or that the issuance of a patent will give the Company any material advantage over its competition in connection with any of its products. Key may experience additional intellectual property risks in international markets where it may lack patent protection. The patent laws of other countries may differ from those of the U.S. as to the patentability of the Company's products and processes. Moreover, the degree of protection afforded by foreign patents may be different from that of U.S. patents.

Potential for Patent-related Litigation Expenses and Other Costs Resulting from Claims Asserted Against the Company or its Customers by Third Parties.

     The technologies used by the Company may infringe the patents or proprietary technology of others. In the past, the Company has been required to initiate litigation to protect its patents. The cost of enforcing Key's patent rights in lawsuits that it may bring against infringers or of defending itself against infringement charges by other patent holders or other third parties, including customers, may be high and could have an adverse effect on the Company's results of operations and its customer relations.

     Certain users of the Company's products have received notice of patent infringement from the Lemelson Medical, Education and Research Foundation, Limited Partnership (the "Partnership") alleging that their use of the Company's products may infringe certain patents transferred to the Partnership by the late Jerome H. Lemelson. Certain of these users have notified the Company that, in the event it is subsequently determined that their use of the Company's products infringes any of the Partnership's patents, they may seek indemnification from the Company for damages or expenses resulting from this matter. The Company does not believe its products infringe any valid and enforceable claims of the Partnership's patents. Furthermore, the Partnership has stated that it is not the Company's products that infringe the Partnership's patents, but rather the use of those products by the Company's customers. The Company cannot predict the outcome of this matter nor any related litigation or other costs related to mitigation activities that may arise in the future, the effect of such litigation or mitigation activities on the financial results of the Company, or the effect upon its customer relations.

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